UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): March 20, 2015

SOUL AND VIBE INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-173056	38-3829642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 South Hwy 100, Suite 500 St. Louis Park MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 400-8040

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

LG Financial

On March 16, 2015, Soul and Vibe Interactive Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with LG Capital Funding, LLC, an accredited investor (“LG Capital”), pursuant to which the Company issued LG Capital a convertible promissory note (the “LG Note”) in the principal amount of $52,500 (“LG Note”).

Interest on the LG Note accrues at the rate of 8% per annum.  The Company is not required to make any payments on the LG Note until maturity on March 16, 2016.  The Company has the right to repay the LG Notes at any time during the first 180 days of the term of the LG Note at a rate of 115% of the unpaid principal amount during the first 30 days, 121% of the unpaid principal amount between days 31 and 60, 127% of the unpaid principal amount between days 61 and 90, 133% of the unpaid principal amount between days 91 and 120, 139% of the unpaid principal amount between days 121 and 150, 140% of the unpaid principal amount between days 151 and 180.

LG Capital may convert the outstanding principal on the LG Notes into shares of our common stock at a conversion price per share equal to 60% of the lowest trade price in the 15 trading days previous to the conversion.  There is no minimum conversion price.

The foregoing descriptions of the LG Note and SPA do not purport to be complete and are qualified in their entirety by reference to the full text of the LG Note and the SPA, which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Black Mountain

On March 17, 2015, for aggregate consideration of $267,500 (the “Consideration”), the Company issued a Convertible Note (the “BLE Note”) in the original principal amount of $294,250 (the “Original Principal Amount”) to Black Mountain Equities, Inc., an accredited investor (“BLE”).  The Original Principal Amount carries an original issue discount of $26,750.  The Company received $53,500 in initial consideration from the BLE Note upon execution.

The BLE Note bears a one-time interest charge of 10% which was applied to the Original Principal Amount upon issuance of the BLE Note.  The maturity date is two years from each payment of a portion of the Consideration.

At any time within 90 days immediately following the issuance of the BLE Note, the Company may prepay the remaining outstanding balance of the BLE Note upon providing BLE with 10 business days’ notice, provided that (i) the Company pays BLE 100% of the remaining outstanding balance of the BLE Note, (ii) such amount is paid in cash on the next day following the 10 business day notice period, and (iii) BLE may still convert the BLE Note until such prepayment amount is paid in full.

The foregoing description of the BLE Note does not purport to be complete and is qualified in its entirety by reference to the full text of the BLE Note, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The securities were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D under the Securities Act. Each investor represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits.

Exhibit No.	Description
4.1	LG Note dated March 16, 2015
4.2	BLE Note dated March 17, 2015
10.1	Stock Purchase Agreement dated March 16, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUL AND VIBE INTERACTIVE INC.

Date: March 20, 2015	By:	/s/ Peter Anthony Chiodo
Peter Anthony Chiodo
Chief Executive Officer and President

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